



                         THE DIAL CORPORATION
             EXHIBIT 11-COMPUTATION OF EARNINGS PER SHARE*
                 (000 omitted, except per share data)
                                                            Quarter ended
                                                              June 28,
                                                                1997
                                                            --------------

PRIMARY:
    Income before cumulative effect of accounting changes   $       20,382
    Cumulative effect of accounting changes
                                                            --------------
    Net Income                                              $       20,382
                                                            --------------

Weighted average shares outstanding                                 92,625

Primary earnings per share:
    Income before cumulative effect of accounting change    $         0.22
    Cumulative effect of accounting changes
                                                            --------------
    Net Income per share                                    $         0.22
                                                            --------------

FULLY DILUTED:
    Income before cumulative effect of accounting changes   $       20,382
    Cumulative effect of accounting changes
                                                            --------------
    Net Income                                              $       20,382
                                                            --------------

Weighted average shares outstanding                                 92,625
    Incremental shares under stock option plans                          2
                                                            --------------
    Adjusted weighted average shares outstanding                    92,627
                                                            --------------

Fully diluted earnings per share:
    Income before cumulative effect of accounting changes   $         0.22
    Cumulative effect of accounting changes
                                                            --------------
    Net Income per share                                    $         0.22
                                                            --------------


*Per share information is not presented for June 29, 1996 because the Company was not a publicly held company during such period. Income per share is presented for 1997, as the Company's common shares were issued on August 15, 1996.






                         THE DIAL CORPORATION
             EXHIBIT 11-COMPUTATION OF EARNINGS PER SHARE*
                 (000 omitted, except per share data)
                                                            Six months ended
                                                                June 28,
                                                                 1997
                                                            -----------------

PRIMARY:
    Income before cumulative effect of accounting changes   $          38,705
    Cumulative effect of accounting changes
                                                            -----------------
    Net Income                                              $          38,705
                                                            -----------------

Weighted average shares outstanding                                    92,261

Primary earnings per share:
    Income before cumulative effect of accounting change    $            0.42
    Cumulative effect of accounting changes
                                                            -----------------
    Net Income per share                                    $            0.42
                                                            -----------------

FULLY DILUTED:
    Income before cumulative effect of accounting changes   $          38,705
    Cumulative effect of accounting changes
                                                            -----------------
    Net Income                                              $          38,705
                                                            -----------------

Weighted average shares outstanding                                    92,261
    Incremental shares under stock option plans                            73
                                                            -----------------
    Adjusted weighted average shares outstanding                       92,334
                                                            -----------------

Fully diluted earnings per share:
    Income before cumulative effect of accounting changes   $            0.42
    Cumulative effect of accounting changes
                                                            -----------------
    Net Income per share                                    $            0.42
                                                            -----------------



*Per share information is not presented for June 29, 1996 because the Company was not a publicly held company during such period. Income per share is presented for 1997, as the Company's common shares were issued on August 15, 1996.